Exhibit 24

                       Information Regarding Joint Filers

Designated Filer of Form 4: Perceptive Advisors LLC

Date of Earliest Transaction Required to be Reported: November 19, 2014

Issuer Name and Ticker Symbol: Amicus Therapeutics, Inc. [FOLD]

Names: Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman

Address:         Perceptive Advisors LLC
                 499 Park Avenue, 25th Floor
                 New York, NY 10022


Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Joseph Edelman, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Perceptive Advisors LLC with respect to the beneficial ownership of securities of Amicus Therapeutics, Inc.



Perceptive Life Sciences Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


By:  /s/ Joseph Edelman
     -------------------------------------------------
     Joseph Edelman, managing member

JOSEPH EDELMAN

     /s Joseph Edelman
     --------------------------------------------------
By:  Joseph Edelman